STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

May 7, 2008

Job Number
C20080508-0037

Corporation Number
C5490-1997

Filing Description
Amendment

Document Filing Number
20080319143-51

Date/Time of Filing
May 7, 2008 06:07:37 AM

Corporation Name
NETSOL TECHNOLOGIES, INC.

Resident Agent

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy

May 12, 2008

Job Number: C20080508-0037
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080319143-51	Amendment	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
[signature]	20080319143-51
Ross Miller	Filing Date and Time
Secretary of State	05/07/2008 6:07 AM
State of Nevada	Entity Number C5490-1997

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NetSol Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Section 3: The Corporation shall be authorized to issue 100,000,000 shares of capital stock, of which 95,000,000 shares shall be shares of Common Stock, $.001 par value ("Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $.001 par value ("Preferred Stock"). The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the "NRS"), including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (vi) entitled to vote separately or together with any other series or class of stock of the Corporation; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 12,439,286

4. Effective date of filing (optional): 5/6/08
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDMENT OF ARTICLES OF INCORPORATION
OF
NETSOL TECHNOLOGIES, INC.

NetSol Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the state of Nevada (the "Corporation"), does hereby certify that:

1. The Amendment to the Articles of Incorporation of the Corporation, filed with the Secretary of State of the State of Nevada on October18, 2006, as amended, is hereby amended by adding the following paragraph:

"Section 3: The Corporation shall be authorized to issue 100,000,000 shares of capital stock, of which 95,000,000 shares shall be shares of Common Stock, $.001 par value ("Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $.001 par value ("Preferred Stock"). The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the "NRS"), including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices: (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (vi) entitled to vote separately or together with any other series or class of stock of the Corporation; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 78.390 and 78.209 of the Nevada Revised Statutes. The total number of shares voting at our annual meeting of shareholders held on May 2, 2008 was 23,069,500 of which shares voted in favor of the Amendment exceeding the vote required by more than three percent.

IN WITNESS WHEREOF, NetSol Technologies, Inc. has caused this Certificate to be executed by its duly authorized officer on this 6th day of May, 2008.

Signature: ______________

Name: Najeeb Ghauri

Title: Chief Executive Officer

Signature: ______________

Name: Patti L. W. McGlasson

Title: Secretary